DEVELOPMENT AGREEMENT

This Agreement (the “Agreement”) is made and entered on the 15 day of January 2007 (the “Effective Date”), by and between InspireMD Ltd., a company duly organized and existing under the laws of the State of Israel having a principal place of business at 4 Derech Hashalom St. Tel Aviv, Israel (“Inspire”), and Qualimed Innovative Medizinprodukte GmbH having a principal place of buisness at Boschstraße 16, 21423 Winsenan, Germany (”Qualimed”).

WHEREAS
Inspire is engaged in the research, development, manufacturing and marketing of a new technology for “Laminar Angiographic Protective Device for Stents” (the “Sleeve”) defined in Exhibit A to this Agremeent); and

WHEREAS	Qualimed wishes to obtain the Sleeve from Inspire for the purpose of its integration into the Product, all under the terms set forth in this Agreement; and

WHEREAS	Qualimed is engaged in the production of stents, and shall produce the stent under the terms of this Agreement per the specifications defined in Exhibit B to this Agreement;

WHEREAS
Qualimed is further engaged in the integration of the stent, Sleeve and the delivery system (collectively reffered to as “Product”) defined in Exhibit C  to this Agreement, and further wishes to obtain a CE mark for the Product; and

WHEREAS	The parties wish to develop, market, distribute and sell the Product under InspireMD brand name;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

1.	Preamble and Exhibits: The preamble to this Agreement and the Exhibit form an integral part of this Agreement.

2.	Qualimed Representations and Undertakings:
a.     Qualimed hereby represents and warrants to Inspire that it possesses and will maintain throughout the term of this Agreement, the means, experience, know-how, skill, facilities and personnel to properly fulfill its obligations under this Agreement in a timely manner and that it will use its best efforts to peform its obligations under this Agreement. Further, Qualimed represents and warrants that it is duly licensed to execute its obligations under this Agreement.
b.     Qualimed shall comply with any and all national German safety regulations and standards and such other regulations or requirements as are or may be promulgated by authorized national German governmental authorities and required in order to carry out the terms of this Agreement and all other regulations applicable to the sale of the Product per territory where Product is sold.  Qualimed shall provide Inspire information of adverse events or any information that alleges Product deficiencies may related to safety, within three working days from the time that Qualimed becomes aware of such information. Qualimed shall provide Inspire, in timely manner, information that alleges Product deficiencies related to the identity, quality, durability, reliability, effectiveness, or performance all in accordance with the standards listed in Exhibit D to this Agreement (“Standards”).

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c.     Qualimed undertakes that is shall be responsible for obtaining any and all permits, approvals, licenses, authorizations and clearances from local, state, municipal, governmental, quasi-governmental and other authorities, required per the Standards necessary or desirable for the sake of manufacturing the Product and for the performance of the manufacturing according to the Manufacturing Agreement attached as Exhibit H to this Agreement.
d.     Qualimed undertakes to refrain from manufacturing, producing, marketing, handling or selling (the “Activities”), directly or indirectly, products which compete, or may compete, with the Product, specifically,  with respect to stents covered with a mesh equal or similar to the Sleeve for the term of this Agreement and for a period of 3 years thereafter. For the purpose of clarity, it is noted that Qualimed may engage in the Activities using any form of stents and/or delivery systems, as well as other stent cover materials, so long as the Sleeve or similar material is not used in such Activities.
e.     Qualimed undertakes for the purpose of this Agreement to audit Inspire in all matters relating to Inspire’s manufacruting of the Sleeve, as well as its facility and capabilities, including, but not limited to all requirements Inspire must meet in order to be considered an approved subcontractor of the Product to be marketed, distributed and sold as a medical device world wide.
f.     Qualimed represents that it is duly insured with all relevant insurance policies covering all of its activities under this Agreement and damages that may result of this Agreement, or use of the Product.
g.     Qualimed represents that it has independently developed and it is the rightful owner of all of Qualimed’s intellectual property detailed in Exhibit J to this Agreement that is embedded and/or used, and/or integrated in the Product, and that use and/or integration of said intellectual property does not infringe the intellectual property or contractual rights of third parties.

3.	Inspire Representations and Undertakings:
a.     Inspire hereby represents and warrants to Qualimed that it possesses and will maintain throughout the term of this Agreement, the means, experience, know-how, skill, facilities and personnel to properly fulfill its obligations under this Agreement in a timely manner and that it will use its best efforts to peform its oblitgations under this Agreement. Further, Inspire represents and warrants that it is duly licensed to execute its obligations under this Agreement.
b.     Inspire shall provide Qualimed with all information relating to the Sleeve which may be required by Qualimed for the productions of the Product all under the terms of this Agreement.
c.     Inspire shall provide Qualimed with Sleeve Warranty as detailed in Exhibit F to this Agreement.

4.
Specifictions listed in this Agreement for the prupose of manufacturing of the Product, including all of its components shall be the responsilibty of the party listed in the table below. Each party undertakes to use its best effort to provide all information required for the definition of the specifications defined below:

Product Component	Specification Definition	Producer/ Integrator
Sleeve	Qualimed	Inspire
Stent	Qualimed & Inspire	Qualimed
Stent Compatible Delivery System	Qualimed	Qualimed
Integrated Product	Qualimed & Inspire	Qualimed

Qualimed expenses incurred with respect to drafting of the Specifications listed above shall be borne by Inspire as provided for in Exhibit G to this Agreement.

5.	Qualimed shall manufacture the stent in accordance with the specifications listed in Exhibit B to this Agreement and subject to the requirements of the Standards applicable to such products.

6.	Qualimed shall manufacture the delivery system in accordance with the specifications listed in Exhibit E to this Agreement and subject to the requirements of the Standard applicable to such products.

7.
Inspire shall manufacture the Sleeve in accordance with the specifications specified in Exhibit A for the purpose of integrating the Sleeve with the Product. Upon completion of the manufcaturing of the Sleeve by Inspire, it shall preform quality assurance and quallity control tests to the Sleeve manufactured, based on its self established procedures. Tested Sleeve shall be then transferred to Qualimed by Inspire at Inspire’s cost. For the purpose of this section, Inspire shall exercise its best effort obtain ISO approval for the Sleeve mesh manufacturing within 5 months from the Effective Date of this Agreement. Delays that are not a result of Inspire actions or that are out of Inspire’s control shall not be considered Inspire’s failure to preform under this Section. Upon receipt of said ISO approval, Inspire shall forward Qualimed a copy of the documents demonstrating receipt of said approval.

8.
Upon receipt of the Sleeve by Qualimed,  it shall preform quality Assurance (“QA”) and Quality Control (“QC”) tests as well as the required bench tests to the Sleeve per pre defined procedured to be furnished by Qualimed to Inspire in writing. Further, Qualimed shall audit Inspire as manufacturer of the Sleeve and provide Inspire with written reports summarizing its conclusions. Said QA and QC tests are attached as Exhibit I to this Agreement. Should defects be found in the Sleeve, Inspire shall have 10 days to evaluate the claimed defect and suggest a solution which shall be forwarded to Qualimed for its approval and/or for further dicussion. Once the solution is jointly approved of by the parties, the parties shall jointly determine the number of days Inspire shall have to implement said solution. Once Qualimed has established that said Sleeve has completed the QA and QC stage successfully (the “Approved Sleeve”), it shall furnish Inspire with an audit report, and Inspire shall be deemed to have fullfilled its obligations under this Agreement.

For the purpose of this section Qualimed shall be responsible and liable for executing the required QA and QC tests, all in accorance with the required Standards and Product requirements.

9.	Qualimed as the manufacturer of the Product, shall obtain a CE Mark for the Product, under its name, subject to the terms set herein:
a.     For the purpose of pefroming its obligation under this Section, Qualimed shall render the services of Dekra Certification. Inspire shall provide all assistance and documentation required for obtaining such CE Mark.

b.     Qualimed shall obtain the CE Mark 8 months from the Effective Date of this Agreement. Inspire may terminate this Agreement if the CE Mark is not obtained within a 10 months period, in which case each party shall be the owner of its property and rights as was prior to the Effective Date of this Agreement.
c.      Qualimed shall furnish Inspire with all required documentation demonstrating that the Product has obtained a CE Mark.
d.      In consideration for Qualimed’s completion of all of its obligations under this Section 9, Inspire shall pay Qualimed the consideration as detailed in Exhibit  G to this Agreement.

10.
Qualimed shall manufacture the Product by integrating the Approved Sleeve with the Stent and the Delivery System. The completed fully integrated Product will be distributed worldwide exclusively by Inspire under its brandname, all under the terms and conditions of a Manufacturing Agreement to be agreed upon by the parties and attached to this Agreement as Exhibit H.

11.           Inspire shall place orders with Qualimed for the Product, as per Exhibit H to this Agreement.

12.           Qualimed and Inspire shall each idetify key persons which will serve as coordinators for the purpose of this Agreement including the execution of its exhibits. Each party undertakes to assign the identified key person, or person of equal skills for said purpose. Qualimed key person shall provide Inspire with progress reports detailing the work performed with respect to the work plan as defined in the Manufacturing Agreement or as part of this Agreement. Said reports shall be provided in writing upon Inspire’s request and at least on a quarterly basis.

13.           It is agreed upon between the parties that all rights related to the Product, including, but not limited to the right to manufacture, distribute, market and sell the product shall be exclusively owned by Inspire. Further, it is agreed upon between the parties that:

a. All intellectual property rights subsisting in or related to the Product, excluding Qualimed’s pre-existing intellectual property as defined in Exhibit J to this Agreement, including but not limited to patents and other know-how and copyright, both registered and unregistered, owned and/or otherwise used by Inspire and all goodwill related thereto (collectively, the “IP Rights”) are and shall remain at all times, as between Inspire and Qualimed, the exclusive property of Inspire and may not be exploited, reproduced or used by Qualimed except as expressly permitted in this Agreement;

b. Qualimed shall not have or acquire any right, title or interest in or otherwise become entitled to any IP Rights by taking delivery of, making payment for, distributing and/or selling or otherwise using or transferring the Product; and

c. Qualimed shall take all reasonable measures to ensure that all IP Rights of Inspire shall remain with Inspire, including promptly notifying Inspire of any possible infringement by third parties of Inspire’s IP Rights and participating with Inspire, at Inspire’s expense, regarding any legal action against such infringement that, in Supplier’s sole judgment, is necessary.

d. Inspire may at any time affix in any manner its trade name, service marks or trademarks or any of them (the “Trademarks”) to the Product and use the Trademarks in relation to any services or product Inspire provides;

e. Qualimed shall not have or acquire any right, title or interest in or otherwise become entitled to use any Trademarks, either alone or in conjunction with other words or names, or in the goodwill thereof, without the express written consent of Inspire in each instance. Further, Qualimed agrees not to apply for or oppose registration of any trademarks, including the Trademarks, used by Inspire.

f.  Qualimed acknowledges that no license or right is granted hereby with respect to Inspires’s intellectual property other than a license to use the Sleeve for integration in the Product to be distributed by Inspire.

g. Qualimed shall not during the term of this Agreement, or upon its expiration, challenge the validity of Inspire’s Intellectual Property Rights.

14.           The Parties agree that nothing contained in this Agreement shall be construed as conferring on either party any right or imposing any obligation to use in advertising, publicity or otherwise any trademark, name or symbol of the other party, or any contraction, abbreviation or simulation thereof, except as expressly provided for in this Agreement.

15.           Without the written consent of the other party, neither party shall disclose to any third party, or use for its own benefit or the benefit of others, either during or after the Term of this Agreement, any confidential or proprietary business or technical information of the other party that has been identified as confidential or proprietary by the disclosing party.

a. To be considered proprietary information, the information must be (i) disclosed in writing or other tangible form and marked confidential or proprietary, or (ii) disclosed orally or visually, identified as confidential at the time of disclosure and reduced to writing and marked confidential or proprietary within thirty (30) days of the disclosure thereof.

b. Proprietary information shall not include information which (i) is already rightfully known or becomes rightfully known to the receiving party independent of proprietary information disclosed hereunder; (ii) is or becomes publicly known through no wrongful act of the receiving party; (iii) is rightfully received from a third party without similar restrictions and without breach of this Agreement; or (iv) in the opinion of counsel, is required to be disclosed to comply with any applicable law, regulation or order of a government authority or court of competent jurisdiction, which event the receiving party shall, prior to such disclosure, advise the other party in writing of the need for such disclosure and use its reasonable best efforts to obtain confidential treatment of such information.
c. The parties agree to keep this Agreement, including all its Exhibits confidential.

16.
It is understood by the parties hereto that the confidentiality, development rights and non-competition undertaking shall be valid as of the date hereof and shall survive the termination of the Agreement.

17.           The parties agree that each does not have the right or the power to bind the other in any way. Further, this Agreement shall not be deemed to create any employer-employee relationship between the parties, nor any agency, franchise, joint venture or partnership relationship between them.

18.           may assign its rights under this Agreement provided that the Product to be manufactured under this Agreement is not effected by such change.

19.           Qualimed shall indemnify, hold harmless and defend Inspire, its successors and assigns for all losses, claims and defense costs claimed by any third party for any injury, death or property damage suffered by such third party to the extent resulting from a defect in the manufacturing of the Product supplied hereunder, unless such injury, death or property damage is the result of Inspire’s negligence or willful misconduct.

20.           Inspire assumes no liability for infringement claims arising from (i) the combination of the Sleeve with Qualimed products where such claim would not have arisen from the use of the Sleeve standing alone (ii) any modification of the Sleeve not made by or under the authority of Inspire, where such infringement would not have occurred but for such modifications; (iii) from any continued use by Qualimed of the allegedly infringing Sleeve after being provided modifications that would have avoided the infringement and (iv) Qualimed’s use of the allegedly infringing Sleeve in violation of this Agreement.

21.           The term of this agreement shall be for 10 years Inspire may terminate this agreement with a written 30 days notice, should any one of the following occur:  (i) interruption of supply on part of Qualimed; (ii) Production of Product by Qualimed not accordance with the Product Specifications listed in Exhibit C to this Agreement (iii) Production of the Stent by Qualimed not accordance with the Stent Specifications listed in Exhibit B to this Agreement (iv)an adverse change in Qualimed’s financial situation which leads to its inability to preform its obligations under this Agreement;

Upon termination, all rights and licenses granted hereunder shall immediately terminate and automatically revert to their owner. In case of either Party’s uncured material breach, the Party in breach shall return to the non-breaching Party or destroy the Intellectual Property including all copies and documentation, and shall provide written notice to non-breaching Party of such return or destruction to within 60 days of termination.

22.           The following Sections will survive expiration or termination of this Agreement: 2,3,13,15,16,18,19,20,24 and 25.

23.           This Agreement, and Qualimed’s rights and obligations hereunder, shall not be assigned in whole or in part by Qaulimed without the prior written consent of Inspire.  Any attempted assignment or delegation without such consent shall be void and of no effect.

24.           This Agreement shall be governed by, and construed in accordance with, the laws of Switzerland applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law.

25.           All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The senior management of both Parties shall meet to attempt to resolve such disputes.  If the disputes cannot be resolved by the senior management, either Party may make a written demand for formal dispute resolution and specify therein the scope of the dispute.  Within thirty days after such written notification, the Parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation.  If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either Party may begin litigation proceedings subject to section 26 below.

26.           The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the defending party, with respect to any dispute or matter arising out of, or connected with, this Agreement.

27.           The failure of the party to enforce at any time any provisions of this Agreement shall in no way be construed to be a waiver of such provision or any other provision hereof.

28.           This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

29.           This Agreement may be executed in counterparts, and all such counterparts together shall be deemed to be the original and will constitute one and the same instrument. A facsimile signature shall be deemed as an original for all purposes.

30.           All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth in the preamble above or at such other address as the party shall have furnished to the other party in writing in accordance with this provision.

31.           Any notice sent in accordance with Section 22 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent by telecopier, upon transmission and electronic confirmation of receipt or, if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.  Any notice of change of address shall only be valid upon receipt.

32.           This Agreement constitutes the entire understanding between the parties hereto.  Any prior agreement, arrangements or understandings, verbally or in writing, between the Consultant and the Company, and any right generated from such is hereby void.  Any change of any kind to this Agreement will be valid only if made in writing, signed by both the Consultant and the Company's authorized member and approved by the Board.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AS OF THE DATE HEREINABOVE SET FORTH:

	InspireMD Ltd.		Qualimed Innovative Medizinprodukte GmbH

	__________________________		__________________________
By:	__________________________	By:	__________________________

Agreement Exhibits:
Exhibit A: Sleeve Product Specifications (Defined by Qualimed)
Exhibit B: Stent Specifications (Defined jointly by Inspire and Qualimed)
Exhibit C: Product Specifications (Defined jointly by Inspire and Qualimed)
Exhibit D: Product Standards
Exhibit E: Delivery System Specifictions (Defined by Qualimed)
Exhibit F:  Sleeve Product Warranty (Provided by Inspire)
Exhibit G: Qualimed Consideration
Exhibit H: Manufactruing Agreement Inspire-Qualimed
Exhibit I: QA and QC testing for the Sleeve provided by Qualimed.
Exhibit J: Qualimed Pre existing IP

EXHIBIT A

Sleeve Product Specifications to be provided by Inspire

EXHIBIT B
Stent Specifications

EXHIBIT C
Product Specifications
The product is comprize from :
a.	a mesh as per specification submited from time to time by inspiremd
b.	a delivary catheter (BTM) the new genaration cat number …….. series
c.	stent design low profile compitable with new genaration ballons up to 6mm diameter

EXHIBIT D
Product Standards

1.	Essential Requirements list according to MDD 93/45.

2.	ISO 10993 Biological evaluation of medical devices

3.	ISO 14971-2000 Risk Management

4.	ISO 13485-2003 Quality Systems

5.	ISO 14644 Clean Rooms

6.	ISO 980 Labeling

7.	ISO 11135 – Medical Devices – Validation and routine control of ethylene oxide sterilization.

8.	EN 550– Sterilization of medical devices – Validation and routine control of ethylene oxide sterilization.

9.	ASTM 868 Packaging

10.	EN 1041 – Instructions for Use – Medical Devices

11.	ISO 14155 Clinical Investigation of Medical Devices

12.	ISO 9001

13.	ISO 13485

14.	MMD 93/42/EEC

EXHIBIT E
Delivery System Specifictions

EXHIBIT F
Sleeve Product Warranty

EXHIBIT G

Qualimed consideration for the successful execution of its obligations under this Agreement shall be:

(i) 70,000 Euro (the “Cash Consideration”), payable against invoices to be furnished to Inspire for review. The Cash Consideration shall be paid 30 days from date of approval for payment by Inspire. The Cash Consideration shall be the sole and exclusive consideration Qualimed shall be entitled to under this Agreement for any and all expenses it shall incurr. Qualimed shall bear all expenses exceeing the amount of the Cash Consideration.

(ii) In addition to section (i) above, upon obtaining the CE Mark for the Product and the Improved Product (collectively referred to as the “Marks”) and the transfer of Marks under Inspire’s name, Inspire shall grant Qualimed 1,000 Ordinary Shares of Inspire, 45 days from the date on which the documents confirming Mark/s was obtained and transferred were actually received by Inspire. For the sake of clarity it is noted that Qualimed shall not be entitled for any fraction payments under this section (ii) even if it has preformed some of the work or actions required for obtaining and/or transferring the Marks. Qualimed shall bear all tax liability imposed in connection with this section (ii).

  EXHIBIT H
  Manufactruing Agreement Inspire-Qualimed

EXHIBIT I
QA and QC testing for the Sleeve to be composed of :
1.	Visual Inspection
2.	Detailed inspection after crimping

  EXHIBIT J
  Qualimed Pre Exising IP